UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 9, 2021, iBio, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on six (6) proposals and cast their votes as described below. A total of 134,601,183 shares were represented in person or by proxy, which represented a quorum. These matters are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Definitive Proxy Statement”), which was filed with the Securities and Exchange Commission on October 26, 2021.

To allow additional time for the Company’s stockholders to vote on (i) Proposal 4–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect the Reverse Stock Split (as defined below) and (ii) Proposal 5–Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock (as defined below) from 275,000,000 to 55,000,000 (as such proposals are further described in the following paragraph), the Company adjourned the Annual Meeting with respect to Proposals 4 and 5 until 9 a.m. (Eastern Time) on December 22, 2021, which will be a virtual meeting.

Proposal 4 is a proposal to approve (only in the event it is deemed advisable by the Board of Directors) an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), at a ratio of one (1) share of Common Stock for every ten (10) shares of Common Stock (the “Reverse Stock Split”), and Proposal 5 is a proposal to approve (only in the event it is deemed advisable by the Board of Directors) an amendment to the Certificate of Incorporation, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock from 275,000,000 to 55,000,000 (the “Authorized Share Decrease Proposal”). This Current Report on Form 8-K will be amended to report the results of Proposal 4 and Proposal 5 once the final results are received by the Company following further voting.

The final results for Proposals 1, 2, 3 and 6 are as follows:

Proposal 1 — Election of Class I Directors.

The following three (3) nominees named as Class I directors of the Company’s Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, were elected with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
1. General (Ret.) James T. Hill	77,405,910	13,531,622	43,663,651
2. Thomas F. Isett	75,757,288	15,180,244	43,663,651
3. Evert Schimmelpennink	78,466,494	12,471,038	43,663,651

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2022 based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,677,847	10,254,823	3,668,513	0

Proposal 3 — Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers

The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (“say-on-pay”), as disclosed in the Definitive Proxy Statement. The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,190,654	22,832,644	3,914,234	43,663,651

Proposal 6 — Approval of the adjournment of the 2021 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of either proposals (4) or (5).

The stockholders voted to approve the authorization to adjourn the Annual Meeting in the event the Board of Directors determined it to be necessary or appropriate, if a quorum was present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4—Reverse Stock Split or Proposal 5—Authorized Share Decrease Proposal.  The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,764,956	44,940,309	1,895,918	0

Item 8.01.  Other Events.

As reported above under Item 5.07, the Annual Meeting will be reconvened on December 22, 2021 at 9:00 a.m. (Eastern Time) via a virtual meeting for the sole purpose of allowing additional time for stockholders to vote on Proposals 4 and 5. A press release issued by the Company on December 10, 2021 announcing the reconvening of the Annual Meeting is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
99.1	Press Release, issued by iBio, Inc. on December 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	IBIO, INC.

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer